Exhibit 10.5

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is made this 31st day of July, 2009 by VIRTUSA CORPORATION, a corporation organized under the laws of the State of Delaware and having its chief executive office at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”), in favor of RBS CITIZENS, NATIONAL ASSOCIATION, a national banking corporation with an office at 28 State Street, Boston, Massachusetts 02109 as administrative agent for itself and for the Lenders party to the Credit Agreement as such term is defined below (the “Agent”).

The Borrower has entered into a certain Credit Agreement with the Agent and the Lenders of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) pursuant to which the Lenders have agreed to make loans and other credits to the Borrower upon the terms and subject to the conditions set forth therein.

Lenders have required that Borrower enter into this Agreement as a condition precedent to Lenders’ entering into the Credit Agreement.

In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make or continue to make loans and other credits available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower agrees as follows:

Section 1. Definitions.

The term “Intellectual Property” shall have the following meaning:

Intellectual Property.  All of the Borrower’s: (i) United States and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, substitutions, renewals, continuations in part, extensions and reexaminations thereof, and all improvements thereto, (ii) software, database, copyrightable works, websites, copyrights (registered, renewed or otherwise) and registrations, renewals and applications for registration or renewal thereof, (iii) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, slogans, symbols, trade names, internet domain names, brand names, product names, fictitious names, corporate names, and other source identifiers and all reissues, extensions and renewals thereof, and goodwill of the business symbolized thereby and associated therewith, (iv) trade secrets, know-how, technology, inventions and discoveries, and (v) any and all right, title, and interest in and to the foregoing, including the right to sue for past, present and future infringement, in all of such cases (i) through (v), whether used, held for use, supported, maintained, marketed or otherwise.

All other capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them in the Credit Agreement.

Section 2.  Negative Pledge.  The Borrower hereby covenants that it shall not create, incur, assume or suffer to exist any Encumbrance, other than Permitted Encumbrances on or with respect to the Intellectual Property.  The Borrower further covenants and agrees that it shall not sell, transfer, assign or otherwise alienate or dispose of the Intellectual Property, other than for fair consideration in the ordinary course of Borrower’s Business, without the prior written consent of the Required Lenders. The Borrower further covenants and agrees that it shall not enter into any other negative pledge or agreement not to encumber or dispose of the Intellectual Property in favor of any Person other than the Agent for the ratable benefit of the Lenders.

Section 3. Notices.  All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the provisions of the Credit Agreement.

Section 4.  Governing Law; Jurisdiction; Venue.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND CONSENTS TO SERVICE OP PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE BORROWER’S ADDRESS SET FORTH HEREIN. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION IN WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 5. Waiver of Jury Trial. EACH OF THE BORROWER AND THE AGENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMIMSTRATION OR ENFORCEMENT OF THE LOANS AND THE LOAN DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE AGENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES

OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 6. General.  This Agreement may not be amended or modified expect by a writing signed by each of the Borrower and Agent, on behalf of the Lenders (subject to approval of the Required Lenders).  This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and shall be shall be binding upon and inure to the benefit of and be enforceable by the Agent and its successors and assigns for the ratable benefit of the Lenders; provided that the Borrower may not assign or transfer its rights or obligations hereunder.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, but all of which together shall constitute one agreement.  Section headings are for convenience of reference only and are not a part of this Agreement.  In the event that any deposit or sum due from or credited by the Agent is held or stands in the name of the Borrower and another or others jointly, the Agent may deal with the same for all purposes as if it belonged to or stood in the name of the Borrower alone.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

WITNESS	BORROWER:
VIRTUSA CORPORATION

/s/ Paul D. Tutun	By:	/s/ Ranjan Kalia